Exhibit 99.2

PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

UNITED FINANCIAL BANKING COMPANIES, INC.

                        , 2013

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints                          and                         , and each of them as proxy, with full power of substitution, to vote all shares of common stock of United Financial Banking Companies, Inc. (“United Financial”) held of record at the close of business on                         , 2013 at the special meeting of shareholders to be held on                         , 2013, at             , local time, at                         , located at                         , Virginia, and at any adjournments or postponements thereof, as indicated on this proxy card with respect to the proposals set forth on this proxy card, as more fully set forth in the accompanying proxy statement/prospectus. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the special meeting and acknowledges receipt of the notice of special meeting of shareholders and the proxy statement/prospectus.

United Financial’s Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.                                      To consider and vote on a proposal to approve the Agreement and Plan of Reorganization, dated as of September 9, 2013, between Cardinal Financial Corporation (“Cardinal”) and United Financial, including the related plan of merger (together, the “merger agreement”), pursuant to which United Financial will merge with and into Cardinal, as more fully described in the accompanying proxy statement/prospectus (the “merger proposal”).  A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement/prospectus.

☐  FOR                                  ☐  AGAINST                       ☐  ABSTAIN

2.                                      To consider and vote on a proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the merger proposal.

☐  FOR                                  ☐  AGAINST                       ☐  ABSTAIN

3.                                      To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

If any other business is presented at special meeting, this proxy shall be voted in accordance with the recommendations of management.  This proxy may be revoked at any time before it is voted.  The undersigned may attend the special meeting, revoke this proxy and vote in person.

Date: , 2013

Signature of Shareholder(s)

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.